UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2018

Date of Report (Date of Earliest Event Reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001‑37350	36‑4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863‑5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.  Other Events.

On November 9, 2018, InVivo Therapeutics Holdings Corp. (the “Company”) received a written notification (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the Company’s  Quarterly Report on Form 10‑Q for the quarter ended September 30, 2018, the Company’s stockholders’ equity was $18,482,000, and therefore, Nasdaq has determined that the Company complies with Listing Rule 5550(b)(1), which requires a $2,500,000 minimum stockholders’ equity standard.  As previously disclosed, Nasdaq notified the Company on August 15, 2018 that, based on the Company’s Quarterly Report on Form 10‑Q for the quarter ended June 30, 2018, the Company’s stockholders’ equity was $(1,909,000), and therefore, the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1).

The Letter further advised the Company that, in light of the Company’s compliance with Listing Rule 5550(b)(1), this matter is now closed. The Company’s stock will continue to be listed on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: November 13, 2018	By:	/s/ RICHARD TOSELLI
Name: Richard Toselli Title: President and Chief Executive Officer